LAF011 SB-AM 14:56 Whole Foods Market Extends Tender Offer
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09:20 07/20
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[STK] WFMI OATS
[IN] REA SUP
[SU] TNM
TO BUSINESS AND RETAILING EDITORS:

Whole Foods Market Extends Tender Offer for Outstanding Shares of Common Stock of Wild Oats Markets

AUSTIN, Texas, July 20 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) announced today that it had extended the expiration date for its tender offer to purchase outstanding shares of Wild Oats Markets, Inc. (Nasdaq: OATS) to 5:00 p.m. on Friday, August 10, 2007.

As of the close of business on July 19, 2007, a total of 17,049,990 shares of common stock of Wild Oats, which represent approximately 57.1% of the 29,882,910 shares that were outstanding as of April 27, 2007 (according to the most recent Quarterly Report on Form 10-Q filed by Wild Oats) have been tendered and not withdrawn pursuant to the tender offer.

About the Transaction: On February 21, 2007, Whole Foods Market entered into a merger agreement with Wild Oats, pursuant to which Whole Foods Market, through a wholly-owned subsidiary, has commenced a tender offer to purchase all of the outstanding shares of Wild Oats at a purchase price of $18.50 per share in cash. On June 7, 2007, the Federal Trade Commission (FTC) filed a suit in the federal district court to block the proposed acquisition on antitrust grounds and seeking a temporary restraining order and preliminary injunction pending a trial on the merits. Whole Foods Market and Wild Oats consented to a temporary restraining order pending a hearing on the preliminary injunction, which has been scheduled to commence on July 31, 2007 and to conclude on August 1, 2007.

About Whole Foods Market: Founded in 1980 in Austin, Texas, Whole Foods Market(R) is a Fortune 500 company and one of the leading retailers of natural and organic foods. The Company had sales of $5.6 billion in fiscal year 2006 and currently has 196 stores in the United States, Canada and the United Kingdom.

About Wild Oats: Wild Oats Markets, Inc. is a nationwide chain of natural and organic foods markets in the U.S. and Canada. With more than $1.2 billion in annual sales, Wild Oats currently operates 110 natural food stores in 24 states and British Columbia, Canada. The Company's markets include: Wild Oats Marketplace, Henry's Farmers Market, Sun Harvest and Capers Community Markets. For more information, please visit Wild Oats' website at http://www.wildoats.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward looking statements.

These risks include but are not limited to general business conditions, the timely development and opening of new stores, the impact of competition, and other risks detailed from time to time in the Company's SEC reports, including the reports on Form 10-K for the fiscal year ended September 24, 2006. Whole Foods Market undertakes no obligation to update forward-looking statements.

Securities Law Disclosure: The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Wild Oats Markets, Inc. Whole Foods Market, Inc. and WFMI Merger Co. have filed with the Securities and Exchange Commission a tender offer statement on Schedule TO and certain amendments thereto, and have mailed an offer to purchase, forms of letter of transmittal and related documents to Wild Oats' stockholders. Wild Oats has filed with the Securities and Exchange Commission, and has mailed to Wild Oats' stockholders, a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. These documents contain important information about the tender offer, including the terms of the tender offer, and stockholders of Wild Oats are urged to read them carefully. Stockholders of Wild Oats may obtain a free copy of these documents and other documents filed by Wild Oats or Whole Foods Market with the Securities and Exchange Commission at the website maintained by the Securities and Exchange Commission at http://www.sec.gov or by contacting the information agent for the tender offer, Georgeson Inc., at (212) 440-9800 or (866) 313-2357 (toll free), or the dealer manager for the tender offer, RBC Capital Markets Corporation, at (415) 633-8668 or (800) 777-9315 x8668 (toll free).

Contact: Cindy McCann
VP of Investor Relations
512.542.0204

SOURCE Whole Foods Market, Inc.
-0-        07/20/2007
/CONTACT: Cindy McCann, VP of Investor Relations of Whole Foods Market, Inc., +1-512-542-0204/
/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.wholefoodsmarket.com
http://www.wildoats.com /
(WFMI OATS)

CO: Whole Foods Market, Inc.; Wild Oats Markets, Inc.
ST: Texas
IN: REA SUP
SU: TNM